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                                                                    EXHIBIT 10.2


                             WASTE MANAGEMENT, INC.
                           1997 EQUITY INCENTIVE PLAN
                       RESTRICTED STOCK AWARD CERTIFICATE
                       ----------------------------------

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Participant:   Ronald T. LeMay

Number of Shares of Restricted Stock: 353,000    Award Date:   July 13, 1997

Vesting Schedule: Restrictions lapse with respect to 20% of the Restricted Stock on each of the first five anniversaries of the Award Date

Restricted Period: From the Award Date through the fifth anniversary of the Award Date, provided that transferability restrictions on shares shall lapse as vesting restrictions lapse in accordance with the Vesting Schedule

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     The Restricted Stock Award represented by this Certificate is made pursuant to the Waste Management, Inc. 1997 Equity Incentive Plan (the "Plan"), the terms of which are incorporated herein by reference. Except to the extent provided herein, capitalized terms used in this Certificate shall have the same meaning ascribed thereto in the Plan, a copy which has been delivered to the Participant. This Certificate serves as the Award Agreement under the Plan.

     The Restricted Stock subject to this Certificate is subject to the restrictions set forth in Article 8 of the Plan. Restricted Stock as to which vesting restrictions have not lapsed shall be forfeited (a) if the Participant voluntarily terminates employment pursuant to Section 13(e) of the employment agreement dated as of July 13, 1997 between the Participant and the Company (the "Employment Agreement"), (b) if the Participant's employment with the Company is terminated by the Company for Cause, or (c) if the Participant violates any non-competition or non-solicitation agreement or

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covenant with the Company. Notwithstanding the foregoing, (x) if the
Participant's employment is terminated due to death or Disability pursuant to
Section 13(a) or 13(b), respectively, of the Employment Agreement, the Restricted Stock shall be fully vested on the date of termination and all restrictions shall lapse; (y) if the Participant's employment is terminated by the Company without Cause or there occurs a Constructive Termination without Cause (pursuant, in either event, to Section 13(d) of the Employment Agreement), the Restricted Stock shall be fully vested on the date of the termination and all restrictions shall lapse; or (z) if a Change in Control occurs, the Restricted Stock shall be fully vested on the date that the Change in Control occurs and all restrictions shall lapse. The Participant's acceptance of the Restricted Stock will be deemed his acceptance of the terms under which such Restricted Stock is granted.

     The Participant shall have the right, by furnishing written notice to the Secretary of the Company at least six months prior to the lapsing of restrictions with respect to any Shares of Restricted Stock, to irrevocably elect not to have delivered to him the Shares of Common Stock otherwise deliverable to him upon the lapsing of the restrictions but instead to have an amount equal to the value of such Common Stock deferred as provided in this paragraph. The value of such Common Stock for purposes of the preceding sentence shall be based on the closing price of a Share of Common Stock on the date lapsing of restrictions was scheduled to take place as to such Common Stock or, if such date is not a trading date, then the next preceding date on which the Shares were traded multiplied by the number of Shares as to which such deferral is being elected. Any such deferral must be made in such manner as may reasonably be required by the Company including such requirements as may apply in

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order to defer such gains for Federal income tax purposes or as the independent public accountant for the Company advises is necessary in order that the stock gains not be a charge against earnings of the Company. If the Participant elects to defer such amount, the amount shall automatically be deferred into the Company's Non-Qualified Profit Sharing and Savings Plus Plan, or a successor plan (the "Deferral Plan") to the extent the Deferral Plan accepts such deferrals. If the Deferral Plan is not available to accept such deferrals, the Participant may make an irrevocable election to defer the amount into Share units (a unit representing a Share of Common Stock including any dividends that may be declared thereon during the period of deferral). Amounts deferred under this paragraph shall be paid out promptly following the date on which the Participant ceases to be a Named Executive Officer of the Company.

     The certificates representing the Restricted Stock subject to this Certificate have been registered in the name of the Participant and deposited with the Company. Each certificate bears an appropriate legend referring to the provisions of the Plan and this Certificate. The Participant shall execute the attached Irrevocable Stock Power and deliver it to the Company. During the period prior to vesting, the certificates shall be retained by the Company, together with the Irrevocable Stock Power. All dividends paid with respect to the Shares, shall automatically be, or deemed to be, reinvested in additional Common Stock which shall be deemed to be part of the Restricted Stock subject to the certificate and shall likewise be retained by the Company until vesting of the shares of Common Stock to which such dividends relate.

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     The Restricted Stock Award represented by this Certificate shall inure to the benefit of and be binding upon the Participant and the Company and their respective heirs, executors, administrators, successors, and assigns.

     IN WITNESS WHEREOF, the Company has caused this Restricted Stock Award Certificate to be executed as of the day and year set forth above.



                                        WASTE MANAGEMENT, INC.



                                        By: /s/ Herbert A. Getz
                                            ---------------------------------
                                            Herbert A. Getz
                                            Senior Vice President and
                                            Secretary


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                        FORM OF IRREVOCABLE STOCK POWER
                        -------------------------------

     FOR VALUE RECEIVED, the undersigned does (do) hereby sell, assign and transfer to______________________________________ shares of the__________stock of Waste Management, Inc. represented by Certificate(s)
No(s)______________inclusive, standing in the name of the undersigned on the books of said Company.

     The undersigned does (do) hereby irrevocably constitute and appoint______________________attorney to transfer the said stock on the books of said Company, with the full power of substitution in the premises.

Dated: _____________



This signature(s) to this Power must   /s/ Ronald T. LeMay
correspond with the name(s) as         ---------------------------
written upon the face of the           [person(s) executing this power signs
certificate(s) in every particular     here]
without alteration or enlargement or
any change whatever. Signature
guarantee must be make by a bank                SIGNATURE GUARANTEED
located in or having a correspondent
in Chicago, Illinois, or by a member
firm of the New York or Chicago        -------------------------------------
Stock Exchange.





Mailing Address: _______________________________________________

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